CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of 1933 of CoreFunds, Inc. with respect to the transfer of substantially all assets and liabilities of the Cash Management, Tax-Free, U.S. Treasury Securities, Equity, Intermediate Income, Pennsylvania Tax-Free Bond, Balanced, International Equity, Special Equity, Bond and Short-Term Income Funds of The Conestoga Funds to the Cash Reserve, Tax-Free, Treasury, Value Equity, Intermediate Bond, Pennsylvania Municipal Bond, Balanced, International Growth, Special Equity, Bond and Short-Term Income Funds of CoreFunds, Inc.:

         1. The inclusion of our report dated December 8, 1995 accompanying the financial statements of The Conestoga Funds in the Statement of Additional Information related to the Combined Proxy Statement/Prospectus.

         2. The reference to our firm under the heading "Financial Statements" in the aforementioned Combined Proxy Statement/Prospectus.



COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.
----------------------------
2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 29, 1995